Exhibit 4.99
[Translated from the original Chinese version]
SHENZHEN MUNICIPAL CITY HOUSE LEASE CONTRACT
HOUSE LEASE CONTRACT
Lessor (Party A): Shenzhen Zhiguangda Industrial Development Co., Ltd.
Address:
Post code:
Entrusted agent:
Address:
Post code:
Lessee (Party B): Shenzhen Genius Information Technology Co., Ltd.
Address:
Post code:
Business License No. /Identity Card No.:
Entrusted agent:
Address:
Post code:
The parties enter into this contract in accordance with the Contract Law of the People’s Republic of China, the Law of the People’s Republic of China on the Administration of Urban City Real Estate, the Provisions of Shenzhen Special Economic Zone and their implementation rules.
Article 1. The house (“House”) Party A leases to Party B under this contract is located at 10/F, No.4 Building of Saige Science and Technology Park, North Huaqiang Road, Futian District, Shenzhen. The building area of the House is 2,267.5 square meters. There are 12 floors in the building where the house is located.
The owner or use right holder of the House is                                                             . The name and document number of the property ownership certificate or use right certificate for the House is                                         .
Article 2. The rental rate applicable to this contract shall be RMB70 per square meter per month. The monthly rental shall be RMB158,725.
Article 3. Party B should pay the first installment of rental (in an amount of                     ) before                                          .
Article 4. Party B should pay rental:
☑     On monthly basis before the fifth day of each month
☐     On quarterly basis before the                      day of the                                           month of each quarter

☐     On half-year basis before the                      day of the                                           month of each half year
☐     On yearly basis before the                      day of the                                           month of each year
(Indicate by check mark which payment method shall be adopted.)
Party A should issue formal tax invoices to Party B for payment of rental.
Article 5. The term of the lease under this contract shall commence from April 10, 2008 and end on April 30, 2011.
The lease term hereof should not exceed the term of the use right of the plot of land occupied by the House, otherwise, the exceeding part shall be invalid. Party A shall be liable for Party B’s losses arising from such invalidity, unless the parties otherwise agreed.
Article 6. The House shall be used as a factory building. If Party B intends to use the House for other purposes, it should get the written consent of Party A and the approval of real estate authority with respect to such usage change.
Article 7. Party A shall deliver the House to Party B before March 14, 2008, and handle relevant delivery procedures.
If Party A fails to deliver the House before the date provided in the preceding paragraph, Party B is entitled to request to extend the term of this contract accordingly. In such case, the parties shall confirm such extension in writing and register such confirmation with the contract registration authority.
Article 8. When delivering the House, the parties should confirm the status of the House and facilities thereof and the ancillary objects, and list them in the appendix hereof.
Article 9. When delivering the House, Party A can collect from Party B a deposit in an amount equal to two months’ rental (RMB317,450). Party A shall issue a receipt to Party B after receiving such deposit.
Party A shall return the deposit to Party B after:
(1) the contract has expired and the fire protection agreement has been seriously enforced;
(2) Party B has settled all outstanding sums and presented the receipt for payment of deposit;
(3) Party A has confirmed that the House is in good condition and no damage to the properties of Party A.

Under any of the following circumstances, Party A can refuse to return the deposit to Party B:
(1) Party B fails to perform this contract appropriately, terminates this contract before its expiration or conduct illegal activities which make the normal performance of this contract impossible;
(2) Party B fails to settle all outstanding sums or fails to present the receipt for payment of deposit;
(3) Party B does not compensate Party A for the damage to or loss of Party A’s properties which has been caused by it.
Article 10. During the term of lease, Party A shall be responsible for paying the land premium for the plot of land occupied by the House and the taxes in connection with the lease of the House, Party B shall be responsible for paying the water and electricity charges for the House and other charges accrued in connection with the use of the House.
Article 11. Party A should ensure that the delivered House and facilities thereof can meet the purpose of this contract and comply with the law, regulations and policies with respect to safety.
If Party B suffers any personal injury or property damage within the House due to the willful acts or negligence of Party A, it is entitled to claim for appropriate compensation against Party A.
Article 12. Party B should use the House and facilities thereof appropriately, and is prohibited from using the House to conduct illegal activities. Notwithstanding the foregoing, Party A should not interfere with the normal and reasonable use of the House by Party B.
Article 13. If, during the term of term, there is any damage to or deficiency with the House or facilities thereof which is not caused by the act or negligence of Party B, and such damage or deficiency affect the safe and normal use of the House, Party B should notify Party A as soon as possible and adopt necessary and effective measures to prevent the expansion of loss. Party A should, within three days after receiving the notice from Party B, conduct repair or entrust Party B to conduct repair. If Party B is unable to notify Party A or Party A fails to perform its repairing obligation within specified period after receiving the notice, Party B can conduct the repair on behalf of Party A after filing this with the contract registration authority for record.
In the event that there is any emergent event and immediate repair is needed, Party B can conduct the repair on behalf of Party A, provided that Party A shall be notified immediately afterwards.

The expenses on repair (including the expense on the repairs conducted by Party B on behalf of Party A and the reasonable expenses on preventing the expansion of losses ) accrued under any of the above mentioned circumstances shall be undertaken by Party A. If Party B fails to perform its obligations specified in this Article 13 (e.g. fails to notify Party A or take necessary measures), and this makes the losses expand, the repair expenses for such expanding part shall be undertaken by Party B.
Article 14. If there is any safety event or damage happens to the House or facilities thereof due to Party B’s improper or unreasonable use, Party B should notify Party A immediately and be responsible for repair or compensation. Should Party B fail to repair or compensate, Party A could conduct the repair itself at the expense of Party B after filing such repair with the contract registration authority for record.
Article 15. The parties should enter into a separate written agreement if any party intends to conduct reconstruct, expand or decorate the House within the term of this contract.
Such reconstruction, expansion or decoration can only be conducted after the approvals of relevant authorities have been obtained.
Article 16. During the term of this contract, Party B is prohibited from subleasing the House or any part thereof to third parties.
Article 17. During the term of this contract, if Party A intends to transfer the House or any part thereof, it should notify Party B in writing one month beforehand. Party B shall enjoy the right of first refusal to purchase the House.
If the House is transferred to a third party, Party A shall have the obligation to notify such third party to continue to perform this contract after the transfer.
Article 18. Under any of the following circumstances, this contract can be modified or terminated before its expiry.
(1) The occurrence of force majeure event makes the performance of this contract impossible;
(2) The House is confiscated, purchased, taken back or destroyed by the government; or
(3) The parties agree to modify or terminate this contract before its expiry.
Article 19. Under any of the following circumstances, Party A shall have the right to refuse to return the deposit.
(1) Party B has not paid rental for                      day/month;
(2) The overdue amount owed by Party B has reached RMB79,362.5;

(3) Party B has used the House to conduct illegal activities;
(4) Party B has changed the structure or usage of the House without getting the consent of Party A;
(5) Party B has been in breach of Article 14 hereof and fails to conduct or pay for repair, and this has made the House or facilities thereof seriously damaged;
(6) Party B has decorated the House without getting the consent of Party A and approvals of relevant authorities; or
(7) Party B subleases the House to third parties without getting the consent of Party A.
Apart from claiming for compensation, Party A can also terminate this contract or request to modify this contract if any of the above listed circumstances happens.
Article 20. Under any of the following circumstances, Party A shall pay RMB158,725 as liquidated damage.
(1) Party A delays the delivery of House for 30 days or longer;
(2) Party A has been in breach of Article 11 hereof, and such breach makes the purpose of this contract cannot be realized;
(3) Party A has been in breach of Article 13 hereof, and refuse to conduct or pay for repair; or
(4) Party A reconstructs, expands or decorates the House without getting the consent of Party B or the approvals of relevant authorities.
Apart from claiming for compensation, Party B can also terminate this contract (Party B should notify Party A in writing after having been compensated and return the House to Party A) or request to modify this contract if any of the above listed circumstances happens.
Party B does not need to pay rental for the period from Party A’s receipt of such notice until it has been compensated.
Article 21. Party B should move out from the House on the expiry day of this contract and return the House to Party A. It should ensure the returned House and facilities thereof is in good condition (except normal wear and tear), settle all outstanding amounts and handle relevant delivery procedures.
If Party B fails to move out or return the House on time, Party A is entitled to take back the House and collect two times rental for the period beyond the term of lease.

Article 22. If Party B intends to renew this contract upon its expiry, it should give Party A a three months’ notice. Party B shall have the right of first refusal to lease the House.
The parties should enter into a separate contract for such renewal and registered such contract with the contract registration authority.
Article 23. The parties should actively observe the provisions of this contract. Any party in breach of this contract should undertake relevant liabilities provided hereof.
Articles 24. Issues not covered by this contract can be addressed in the appendixes hereof, which shall be an integral part of this contract and have same effect as the main part of this contract after having been signed by the parties.
If, during the term of this contract, the parties have reached into a modification agreement with respect to this contract, they should register such modification agreement with the contract registration authority. The modification agreement so registered shall have same effect as this contract.
Article 25. Any dispute in connection with this contract shall be resolved through negotiation. If the parties fail to reach an agreement through negotiation, the dispute can be submitted to the contract registration authority for mediation. If such mediation fails, the dispute can be submitted to Shenzhen Arbitration Commission for arbitration.
Article 26. This contract shall take effective after having been signed by the parties.
The parties shall register or file this contract with relevant registration authority for record within 10 days after the execution of this contract.
Article 27. The original copy of this contract is in Chinese.
Article 28. There are four original copies of this contract, which shall be held by Party A, Party B, the contract registration authority and other relevant entity, respectively.
Party A (chop):
Legal representative:
Tel:
Bank account:
Entrusted agent (chop):
Date:
Party B (chop)
Legal representative:
Tel:
Bank account:

Entrusted agent (chop):
Date:
Registration or filing agent (chop):
Contract registration authority (chop)
Date:

APPENDIX
Party A: Shenzhen Zhiguangda Industrial Development Co., Ltd.
Party B: Shenzhen Genius Information Technology Co., Ltd.
               Jujin Software (Shenzhen) Co., Ltd.
1. Shenzhen Genius Information Technology Co., Ltd. and Jujin Software (Shenzhen) Co., Ltd. shall lease from Shenzhen Zhiguangda Industrial Development Co., Ltd.the house located at 10th Floor of No.4 Building of Saige Science and Technology Park (“House”). The term of lease shall commence from April 10, 2008 and end on April 30, 2011.
2. Party A shall collect a deposit for electricity charge in an amount of RMB100,000 from Party B.
3. Party B should pay additional elevator charge if it needs to use the elevator during non-business hours.
4. The lease deposit shall not be returned to Party B if it terminates the lease before its expiry.
5. Party B shall not have the right to claim return of deposit if it does not pay rental or other charges within the time limit provided in this contract.
6. If Party B fails to pay rental or other charges within the time limit provided in this contract, Party A is entitled to charge an overdue fine in an amount equal to 5‰ of the overdue amount from the date when such rental or other charges should be paid.
7. If Party B has delayed the payment of rental or other charges for one month or longer without cause, Party A shall have the right to suspend the water and electricity supply to Party B and Party B’s access to certain facilities.
8. Party A has already showed the fire safety inspection certificate of the House to Party B. If Party B needs to decorate the House, it should apply to the fire safety authority for inspection on such decoration at its own expense. If such application is submitted in the name of Party A, the original fire safety inspection certificate shall be kept by Party A, otherwise, the original shall be kept by Party B provided that Party A is provided with a duplicate copy. When Party B moves out from the House, all the original fire safety inspection certificate should be returned to Party A.
9. Party B promises that when this contract terminates or it moves out the House, it will not alter or tear down the existing decoration and fire safety facilities.
10. The storehouse in the east side of the lift lobby can be used by both parties during the term of lease. Each party shall hold a key to this storehouse.

11.The monthly rental set forth in Article 2 of the above Shenzhen Municipal City House Lease Contract the parties have entered into applies to the first year of the lease term (from April 10, 2008 to April 9, 2009). For the second year of the lease term (from April 10, 2009 to April 9, 2010), the monthly rental shall be 103% of the that for the first year (RMB163,486.75). For the third and last year of the lease term (from April 10, 2010 to April 9, 2011), the monthly rental shall be 105% of that for the first year (RMB166,661.25).
12. Party A agrees to remove the iron folding door on the east side of the 10th floor, and Party B will install a stainless steel folding door there.
13. Party A shall provide a copy of its property ownership certificate to Party B.
14. There are three pages of this contract.
A supplemental clause saying that the cleaning fee and property management fee for the House shall be undertaken by Party A shall be added to Article 10 hereof.
15. Issues not covered in this contract or appendix shall be handled by the parties through negotiation. The agreements the parties have reached through such negotiation shall have same effect as this contract after having been confirmed by the parties in writing.
Party A: Shenzhen Zhiguangda Industrial Development Co., Ltd.
Date:
Party B:
Date:

Appendix II
1. With respect to Article 6 of this contract which reads that “the House shall be used as a factory building”, Party B warranties that it has done a modification registration with relevant authority, and the usage of the House has been changed from “factory building” to “office”.
2. A supplemental clause saying that “if Party B needs to register new companies in the House, Party A shall sign new contract with it within respect to a reasonable area” shall be added to Article 16 of the contract.
3. In the event that the contract terminates upon its expiry, upon the written request of Party B, Party A shall return the lease deposit and deposit for electricity charge in a total amount of RMB 417,450 to Party B, provided that Party B has settled all outstanding sum and presented the receipts for payment of deposits.
Party A: Shenzhen Zhiguangda Industrial Development Co., Ltd.
Date:
Party B:
Date:

Appendix
With respect to Article 2 of this contract, it is hereby clarified that the rental rate applicable to the House is RMB70 per square meter per month, among which RMB53 is the actual rental, and RMB18 is property management fee. The parties agree that this Appendix shall take effective after being signed by the parties and shall be enforced together with the contract.
Party A: Shenzhen Zhiguangda Industrial Development Co., Ltd.
Date:
Party B: Shenzhen Genius Information Technology Co., Ltd.
Date: May 12, 2008